EXHIBIT 10.29

                      CONTRACTOR, CONFIDENTIAL INFORMATION
                         AND NON-SOLICITATION AGREEMENT


     This Contractor, Confidential Information and Non-Solicitation Agreement (the "Agreement") is made and entered into as of this 1st day of June, 2002 (the "Effective Date"), by and between Brilliant Digital Entertainment, Inc., a Delaware corporation ("BDE" or the "Company"), located at 6355 Topanga Canyon Boulevard, Woodland Hills, CA 91367 and SRO Consultants, Inc., a California corporation ("Contractor"), located at 10880 Wilshire Blvd., Suite 1400, Los Angeles, CA 90024.

                                    RECITALS

     A. The Company is engaged in the business of, among other things, developing, producing, marketing and distributing: (1) 3D authoring tools (software); (2) digital animated entertainment; (3) interactive, 3D animated with audio, rich media banner advertisements for the internet ("Brilliant Banners); (4) ad serving software necessary for Brilliant Banners to be displayed on web pages; and (5) enterprise solutions for distributed network services, processing and storage through its majority ownership in the entity sometimes referred to as the "alternate network", which is a private, peer-to-peer network ("Altnet").

     B. Contractor is engaged by the Company to perform the duties described in Exhibit C and, in connection with its engagement, has been and/or will be exposed to Confidential Information (as defined below) and may participate in the development and/or sales and marketing activities of the Company's Altnet business as referred to in Recital "A" above, in addition to many other confidential aspects of the Company's business. It is understood that for the period of Contractor's engagement hereunder, Contractor's services may be non-exclusive to Company. However, Contractor agrees that, for the term hereof, Contractor shall not perform any services for any person or firm that is in a business that is competitive with Altnet.

     C. Contractor has received and will, in the course of Contractor's engagement with the Company, continue to receive training with respect to and acquire personal knowledge of the Company's products, plans and business relationships with customers and potential customers.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing facts and the covenants hereinafter set forth, and in consideration of the Contractor's engagement, the Company and Contractor agree as follows:


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     1.   DEFINITIONS.

          For the purposes of this Agreement, the following terms have the following definitions:

          (a) "Confidential Information" means all information of any kind, type or nature (written, stored on magnetic or other media or oral) which at any time during the engagement of Contractor by the Company is or has been compiled, prepared, devised, developed, designed, discovered or otherwise learned of by Contractor to the extent that such information relates to the Company or any of its affiliated entities including, without limitation, all of the Company's price lists, pricing information, customer lists, customer information, financial information, trade secrets, formulas, patterns, compilations, devices, methods, techniques, processes, confidential trade knowledge and computer programs and information; provided, however, that any such information which is generally known to the public or which may be obtained by a reasonably diligent businessman without material cost or effort from trade publications or other readily available and public sources of information shall not be deemed to be Confidential Information, unless such information was first published in breach or violation of this Agreement.

          (b) "Person" means any individual, corporation, partnership, limited liability company, trust, government or regulatory authority, or other entity.

     2.   TERM OF THE ENGAGEMENT; COMPENSATION.

          (a) TERM. The initial term of this Agreement shall be for a period of twelve (12) months, commencing on the Effective Date (the "Initial Term"). Nothing in this Agreement shall be construed as obligating the Company to continue to engage Contractor beyond such Initial Term, however Contractor's duties pursuant to this Agreement may be extended by mutual agreement between the Company and Contractor.

          (b) ADVISORY WARRANTS. The Company recognizes the value of Contractor's past business experiences and relationships, Contractor's recent efforts on behalf of the Company, particularly related to strategic consulting and the potential value of Contractor's services to be performed for the Company. Therefore, as incentive for Contractor to enter into this Agreement, and as partial consideration for Contractor performing the duties pursuant to Exhibit C attached hereto, upon the execution of this Agreement by authorized signatories, the Company shall issue a warrant to purchase up to One Hundred Fifty Thousand (150,000) shares of the Company's common stock (the "Advisory Warrants"). All Advisory Warrants will be issued in the standard form of the Company, shall vest one-twelfth (1/12) every month, will be priced at Seventeen Cents ($0.17) per share and shall expire forty-eight (48) months from the Effective Date. The Advisor Warrants shall not be registered, but upon exercise shall be entitled to "piggy back" registration rights. Contractor acknowledges that it is an "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), and that the exercise of the Advisory Warrants would be done so for investment purposes and not with a view to further distribution.


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          (c)  PERFORMANCE WARRANTS AND BONUS WARRANTS.  The Company shall issue a warrant to Contractor to purchase additional shares of the Company's common stock (the "Performance Warrants"), upon closing of a deal between the companies listed in Attachment A and the Company. The Performance Warrants will be priced at Seventeen Cents ($0.17) per share and the number of warrants granted will be based upon the schedule listed in Attachment A and will vest immediately upon closing of each deal. Total Performance Warrants issued to Contractor shall not exceed Five Hundred Thousand (500,000) shares. Additionally, Contractor shall be afforded the opportunity to earn additional warrants under the following terms: for every Three Dollars ($3.00) of BDE Revenue (as hereinafter defined) earned by BDE or any of its subsidiaries, not including the revenue attributed to the companies listed on Attachment A, Contractor shall receive One (1) warrant to purchase One (1) share of the Company's common stock (the "Bonus Warrants"). For purpose of this Agreement, "BDE Revenue" is defined as the cumulative net revenue recognized by the Company or any of its subsidiaries including but not limited to Altnet, according to generally accepted accounting principals ("Net Revenue"), for revenue that accrues to Company substantially based on the efforts of Contractor in performing its duties as described in Exhibit C attached hereto. If the parties disagree as to a the application of the above standard and the subsequent determination of Consultant's entitlement to additional warrants, such dispute shall be resolved by the arbitration process set forth herein. The Bonus Warrants will be priced at the Value Weighted Average Price ("VWAP") of the Company's common stock for the five (5) consecutive trading days immediately prior to the date of issuance; date of issuance being determined as the last trading day in the month which BDE is able to recognize the BDE Revenue for accounting purposes. The Performance Warrants and the Bonus Warrants shall expire forty-eight (48) months from the Effective Date. The Performance Warrants and the Bonus Warrants shall also not be registered, but upon exercise shall be entitled to "piggy back" registration rights. Contractor represents and warrants that the exercise of the Performance and Bonus Warrants would be done so for investment purposes and not with a view to further distribution.

          (d) INVESTMENT COMPENSATION. To the extent that, through the efforts of Contractor (including but not limited to the introductions to individuals, venture capitalists and/or companies), substantially contribute to a the making of a capital investment in either the Company or any of its subsidiaries (including Altnet), Contractor shall receive, upon the funding of such investment, the following cash compensation calculated as a percentage of the amounts invested:

               (i)  up to the 1st $1.0 million: 6%;
               (ii) between $1.001 million and $2.0 million: 5%;
               (iii) between $2.001 million and $3.0 million: 4%; and
               (iv) all amounts above $3.0 million: 3%.

               By way of example only, if the efforts of Contractor substantially contributes to a $2.5 million investment, the cash compensation would be: $130,000 ($60,000 on the 1st million (6%); $50,000 on the 2nd million (5%); and $20,000 (4%) on the remaining $500,000). If the parties disagree as to a the application of the above standard and the subsequent determination of Consultant's entitlement to revenues, such dispute shall be resolved by the arbitration process set forth herein.


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          (e)  Company  shall also  reimburse  Contractor  for all  pre-approved travel expenses, said expenses to be invoiced to the Company. Contractor agrees to provide the Company with receipts for all pre-approved travel expenses.
Within fifteen (15) days of receipt of the above, Company shall reimburse Contractor for his documented, pre-approved travel expenses.

          (f) Both parties acknowledge that Contractor is not an employee for state or federal tax purposes. Therefore, Contractor is solely responsible for any and all federal, state and local taxes, and insurance applicable to the business of Contractor and shall indemnify the Company and any of its subsidiaries, and hold the Company and any of its subsidiaries, harmless for any such failure to pay any and all applicable taxes or obtain and maintain requisite insurance, including, but not limited to, comprehensive and business liability and worker's compensation coverage for Contractor and any assistants and employees of Contractor.

     3.   INDEPENDENT CONTRACTOR STATUS; WORK FOR HIRE.

          (a) Contractor and Company agree and recognize that Contractor is not, and shall not be deemed an employee, agent, or joint venture partner of Company, but is an Independent Contractor. Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between the Company and Contractor. Contractor shall not be entitled to participate in any employee benefit plans provided by the Company, including without limitation, vacation and sick pay.

          (b) Without limiting the generality of any other provision of this Agreement, Contractor specifically acknowledges and agrees that all work product resulting from Contractor's engagement pursuant to this Agreement are for the benefit of and are the sole and exclusive property of the Company, it successors and assigns and constitute "work for hire" under Section 201 of Title 17 of the United States Code. If such work product(s) are not legally capable of being considered as "work for hire", then, in such event, Contractor hereby irrevocably grants, transfers and assigns to the Company in perpetuity all right, title and interest, including without limitation, copyright, and all extensions and renewals thereof, Contractor may have in or to such work product.

     4.   CONFIDENTIALITY.

          (a) Contractor shall not, at any time from and after the date hereof and for a period not to exceed three (3) years from the termination of this Agreement, directly or indirectly, disclose, reveal or permit access to all or any portion of the Confidential Information, or any tangible expressions or embodiments thereof (including any facilities, apparatus or equipment which embody or employ all or any portion of the Confidential Information), to any Person without the written consent of the Company, except to Persons designated or employed by the Company.

          (b) Without the prior written consent of the Company, Contractor shall not, directly or indirectly, use or exploit the Confidential Information at any time from and after the date hereof and throughout perpetuity for any purpose other than in connection with his engagement duties and obligations to the Company, and any gain or profit of any kind or nature obtained or derived by Contractor or to which Contractor may become entitled, directly or indirectly, at any


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time as a result of the disclosure of use of all or any part of the Confidential
Information in violation of the provisions of this Agreement, shall be held in trust by Contractor for the express benefit of the Company and shall be remitted thereby to the Company on demand.

          (c) Contractor acknowledges and agrees that the uses of Confidential Information specifically prohibited hereunder include, without limitation, the following:

               (i) Using any Confidential Information to induce or attempt to induce any Person, who is either a customer of the Company or who was being actively solicited by the Company at any time during which Contractor is or was engaged by the Company, to cease doing business or not to commence doing business in whole or in part with the Company; or

               (ii) Using any Confidential Information to solicit or assist in the solicitation of the business of any customer for any products or services competing with those products and services offered and sold by the Company at any time during which Contractor is engaged by the Company.

     5.   DISCLOSURES AND ASSIGNMENT OF RIGHTS.

          (a) Contractor shall disclose in writing to the Company full and complete details respecting any Confidential Information devised, developed, designed or discovered by Contractor while engaged by the Company. Such disclosure shall be made promptly upon such development, design or discovery, and shall be disclosed in writing pursuant to the form attached as Exhibit "A" to this Agreement, or such other form as the Company may from time to time provide.

          (b) Contractor agrees to assign and does hereby irrevocably assign to the Company all of its right, title and interest in and to any Confidential Information devised, developed, designed or discovered by Contractor or in which Contractor may otherwise obtain, or has otherwise obtained, any rights, while engaged by the Company and while performing work on behalf of the Company. Contractor agrees to take any actions, including the execution of documents or instruments, which the Company may reasonably require to effect the Contractor's assignment of rights pursuant to this Paragraph 5(b), and Contractor hereby constitutes and appoints, with full power of substitution and resubstitution, the President of the Company as his attorney-in-fact to execute and deliver any documents or instruments which Contractor is obligated to execute and deliver pursuant to this Paragraph 5(b).

          (c) Contractor shall promptly notify the Company of any patent relating to any portion of the Confidential Information which is applied for by, or issued to, Contractor ("Patent"). Such notice shall be in writing on the form attached as Exhibit "B" to this Agreement, or on such other form as the Company may from time to time provide. Upon the written request of the Company, Contractor shall sell to the Company, and the Company shall purchase from Contractor, all right, title and interest of Contractor in and to any Patent, whether or not Contractor is engaged by the Company at the time the Patent is issued. The purchase price for any Patent shall be one dollar ($1.00), and shall be paid by the Company at the time it makes the written request to purchase the Patent. Contractor agrees to execute any and all documents and instruments necessary


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to  evidence  and affect the  transfer  to the  Company of all right,  title and interest of Contractor in and to the Patent.

          (d) At the request of the Company, Contractor shall assist the Company in applying for and obtaining both domestic and foreign patents, or copyrights, as the case may be, on all Confidential Information that the Company deems to be patentable or copyrightable devised, developed, designed or discovered by Contractor or in which Contractor may otherwise obtain, or has otherwise obtained, any rights, while engaged by the Company, and Contractor shall execute at any time or times any and all documents and perform all acts reasonably requested by the Company which the Company deems to be necessary or desirable in order to obtain such patents or copyrights or otherwise to vest in the Company full and exclusive title and interest in and to all such Confidential Information, to protect the same against infringement by others and otherwise to aid the Company in connection with any continuations, renewals or reissues of any patents or copyrights, or in the conduct of any proceedings or litigation in regard thereto. All expenses of procuring any patent or copyright shall be born by the Company.

     6.   CERTAIN INVENTIONS OF CONTRACTOR.

          Notwithstanding anything to the contrary herein, pursuant to Section 2870 of the California Labor Code, this Agreement does not apply to any invention for which no equipment, supplies, facilities or trade secret information of the Company was used and which was developed entirely on Contractor's own time, and (i) which does not relate at the time of conception or reduction to practice of the invention either to the business of the Company or to the Company's actual or demonstrably anticipated research or development, or (ii) which does not result from any work performed by Contractor for the Company.

     7.   COVENANT NOT TO SOLICIT.

          Contractor covenants and agrees that for so long as Contractor is engaged by the Company and for one year thereafter, Contractor shall not hire, solicit or cause to be solicited for engagement by Contractor or by any third party, any person who is as of the date of such solicitation or who was within the 12-month period prior to the date of such solicitation an employee of the Company or any subsidiary or affiliate of the Company.

     8.   BUSINESS OPPORTUNITIES.

          Contractor covenants and agrees that for so long as Contractor is engaged by the Company, Contractor will not, without the prior written consent of the Company (which consent may be withheld by the Company in the exercise of its absolute discretion), engage, directly or indirectly, in any business, venture or activity that Contractor is aware or reasonably should be aware that Altnet is engaged in, or in any other business, venture or activity if the Company reasonably determines that such activity would adversely affect the business of the Company or any affiliate thereof or the performance by Contractor of any of Contractor's duties or obligations to the Company. Contractor further covenants and agrees that if Contractor ever engages in any such business, venture or activity in contravention of this paragraph 8, all gross profits, compensation,


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rents and other income or gain (computed  without reduction for the value of the services performed by the Company, if any) derived by Contractor in connection therewith shall be held by Contractor for the benefit of the Company and the affiliates thereof, and shall be remitted to the Company upon demand.

     9.   NOTICES.

          Any notice to the Company required or permitted hereunder shall be given in writing to the Company, either by personal service, or by registered or certified mail, postage prepaid, duly addressed to the President of the Company at its then principal place of business. Any such notice to the Contractor shall be given in a like manner, at the following address:

                  SRO Consultants, Inc.
                  Attn: Mike McGinley
                  10880 Wilshire Blvd., Suite 1400
                  Los Angeles, CA 90024

With a copy to:

                  Manatt, Phelps & Phillips
                  11355 West Olympic Blvd.
                  Los Angeles, CA 90067
                  Attn: Milton E. Olin, Jr., Esq.

For the purpose of determining compliance with any time limit herein, a notice, if sent by mail, shall be deemed given on the date it is so deposited in the United States mail.

     10.  MISCELLANEOUS PROVISIONS.

          (a) CONTRACTOR'S REMEDIES FOR BREACH. Contractor expressly understands and agrees that in the event it is ultimately determined by a court of law that Company has committed a material breach of this agreement, the damage, if any, caused thereby would not be irreparable or otherwise sufficient to entitle Contractor to injunctive or other equitable relief. Contractor hereby acknowledges that Contractor's rights and remedies in any such event shall be strictly limited to the right, if any, to recover money damages in an action at law, and Contractor shall not have the right to rescind this Agreement or any of Company's rights hereunder.

          (b)  INDEMNIFICATION. The parties indemnify each other as follows:

               (i) Contractor agrees to indemnify, defend, and hold Company and any of its subsidiaries or affiliates, and their respective officers, directors, stockholders, agents, employees, representative, heirs, independent contractors, successors and assigns harmless from any and all claims, losses, liabilities, causes of action and costs (including reasonable attorney's fees) arising from, or on account of any breach by Contractor of its duties hereunder; or as a result of any misrepresentation made by Contractor about Company.


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               (ii) Excepting any matters  which are subject to  indemnification by Contractor as set forth above, or arising out of Contractor's grossly negligent acts or omissions, Company agrees to indemnify, defend, and hold Contractor harmless from any claims, losses, liabilities, causes of action and costs (including reasonable attorney's fees) arising from, or on account of any representation made by the Company to Contractor regarding the Company's products, services, or business practices, upon which Contractor relies and, in the performance of its duties hereunder, represents to others; provided, however, that the Contractor shall promptly notify Company of any such claim and shall provide Company the opportunity to control the defense and negotiations for the settlement and/or compromise of such claim at Company's exclusive cost.

          (c) REPRESENTATIONS AND WARRANTIES. Contractor warrants and represents that Contractor is free and available to enter this Agreement and perform the services herein and that permission of no other party is required to perform such services.

          (d) SUCCESSORS AND ASSIGNS. This Agreement shall be binding on the parties hereto and their respective successors and assigns. Contractor's duties, obligations, rights and privileges hereunder may not be delegated or assigned in any manner. The benefits hereunder with respect to the rights of the Company may be assigned by the Company to any other corporation or other business entity which succeeds to all or substantially all of the business of the Company through merger, consolidation, corporate reorganization or by acquisition of all or substantially all of the assets of the Company.

          (e) SEVERABILITY. If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction such provision shall be deemed amended to conform to the applicable laws of such jurisdiction so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it will be stricken, but the validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the remainder of this Agreement shall remain in full force and effect.

          (f) CONTROLLING LAW. All of the provisions of this Agreement shall be construed in accordance with the laws of the State of California as applied to residents of that State entering into contracts to be performed solely within such state. Contractor consents to the exclusive jurisdiction of any state or federal court empowered to enforce this Agreement located in Los Angeles County, California, and waives any objection thereto on the basis of personal jurisdiction or venue.

          (g) WAIVER. Waiver by either of the parties of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereof.

          (h) SURVIVAL OF CONTRACTOR'S OBLIGATIONS. The obligations of Contractor hereunder shall survive the termination of Contractor's engagement with the Company and the termination of this Agreement regardless of the reason or cause for such termination.


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               (i)  ATTORNEYS'  FEES.  The  prevailing  party in any  litigation instituted under this Agreement shall, in addition to other remedies, be entitled to be reimbursed by the other party for all expenses of such litigation, including without limitation, reasonable attorneys' fees and all other costs incurred in commencing or defending such suit.

               (j) ARBITRATION. In the event of any dispute hereunder, the parties agree to submit the dispute for arbitration in the city of Los Angeles in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The determination of the arbitrator shall be final and conclusive upon the parties hereto.

               (k) ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties with respect to the subject matter hereto and into which all prior agreements and negotiations, whether written or oral, are merged.

     11. ADDITIONAL PROVISION. Notwithstanding anything to the contrary contained herein, Consultant shall have the right at any time during the Initial Term hereof, to terminate the Initial Term and Consultant's obligations hereunder by notice in writing to Company, provided that: if Contractor shall so terminate the Initial Term, then any prospective vesting of Advisory Warrants issued to Contractor pursuant to paragraph 2(b) hereof shall cease. By way of example only, if Consultant shall terminate the Initial Term hereof after 5 months, then Consultant shall be entitled to only 5/12ths of the initial 150,000 warrants (or 52,500 warrants).

     IN WITNESS WHEREOF, the parties hereto have entered into and executed this Agreement as of the date first above written.

                                           "COMPANY"

                                           Brilliant Digital Entertainment, Inc.


                                           By:  /S/ ROB CHMIEL
                                                --------------------
                                                Rob Chmiel

                                           Its: CFO
                                                --------------------


                                           "CONTRACTOR"


                                             /S/ MIKE MCGINLEY
                                           --------------------------
                                           SRO Consultants, Inc.
                                           Mike McGinley, President


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                                    EXHIBIT A
                               NOTICE OF DISCOVERY


     Pursuant to Paragraph 5(a) of that certain Contractor, Confidential Information and Non-Solicitation Agreement (the "Agreement") between Brilliant Digital Entertainment, Inc. (the "Company") and SRO Consultants, Inc. ("Contractor"), I hereby disclose in my capacity as President of Contractor, full and complete details of the following Confidential Information (as defined in Paragraph 1(a) of the Agreement) (I have attached additional sheets if the space provided herein is insufficient):






















     I agree to provide such further information regarding such Confidential Information as may be requested by the Company.



         Name:  Mike McGinley




         Date: ______________


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                                    EXHIBIT B
                                NOTICE OF PATENT



     Pursuant to Paragraph 5(c) of that certain Contractor, Confidential Information and Non-Solicitation Agreement (the "Agreement") between Brilliant Digital Entertainment, Inc. (the "Company") and SRO Consultants, Inc.
("Contractor"), I hereby notify the Company, in my capacity as President of Contractor, that I have applied for or obtained the following described Patent (as defined in Paragraph 5(c) of the Agreement):

         (i) Patent No.:

         (ii) Date of Issuance:

         (iii) General Description of Subject Matter of Patent:















     I agree to provide such further information regarding such Patent as may be requested by the Company.




         Name: Mike McGinley



         Date: ______________

                                    EXHIBIT C

                               CONTRACTOR'S DUTIES

     In  executing  Contractor's  responsibilities  hereunder,  Contractor  will consult  with and  report to the  Company's  Designated  Representative  ("CDR")
identified pro tem as Kevin Bermeister. Contractor shall submit periodic reports, containing a summary of Contractor's activities, analyses, and recommendations (including, in the case of recommendations, cost estimates for implementing such recommendations).

     1. THE SCOPE OF CONTRACTOR'S DUTIES: Contractor shall be engaged as an advisor to the Company. In this capacity as an advisor, Contractor shall advise the sales force and business development team, provide strategic, financial, marketing and managerial advise, as well as introduce corporate alliance partners with the main intent of promoting, marketing, and exploiting the Company's private peer-to-peer network currently known as "Altnet". Specifically, Contractor shall:

               i. endeavor to introduce musical artists, copyright owners and other similar talent to the Company for the purpose of distributing their content in a safe and secure manner via Altnet, and to associate such content with advertising opportunities. An example of such advertising opportunity is the current joint marketing campaign between the musical artist Sting and the car manufacturer Jaguar;

               ii.  promote   Altnet's   content   distribution    services   to
                    entertainment   companies  for  the  purpose  of  generating
                    revenue opportunities for Altnet;

               iii. develop business  relationships  and achieve strategic sales relationships for Altnet services primarily focused on leveraging Altnet's technologies to generate money saving enterprise and entertainment based retail solutions for distributed network, processing and storage services; and

               iv. work directly with senior management of the Company. Such work may include the development of the necessary business plans, strategic directions, documentation, promotional and support materials for presentations and follow-up communications related to the commercial applications of Altnet's technologies.

                                  ATTACHMENT A


    --------------------------       ----------------          ----------------
             COMPANY                 # OF WARRANTS               MINIMUM BDE
                                                                REVENUE AMOUNT
    --------------------------       ---------------           ----------------

    BEST BUY                            150,000                   $450,000
    --------------------------       ---------------           ----------------

    BLOCKBUSTER                         150,000                   $450,000
    --------------------------       ---------------           ----------------

    EMI                                  50,000                   $150,000
    --------------------------       ---------------           ----------------

    MOVIELINK                           150,000                   $450,000
    --------------------------       ---------------           ----------------

    MUSIC CHOICE                        150,000                   $450,000
    --------------------------       ---------------           ----------------

    TICKETMASTER                        150,000                   $450,000
    --------------------------       ---------------           ----------------

    TWO ADDITIONAL COMPANIES            100,000 EACH              $300,000 EACH
    OR MUSICAL ARTISTS TO BE
    ADDED LATER AND MUTUALLY
    AGREED UPON BY SRO AND
    BRILLIANT
    --------------------------       ---------------           ----------------